AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1998
                                                     REGISTRATION NO. 333-44911
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                POST EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                             SUNRISE MEDICAL INC.
            (Exact name of registrant as specified in its charter)

     DELAWARE                                       8342                         95-3836867
(State or Other Jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer
Incorporation of Organization)          Classification Code Number)      Identification Number)

                        2382 FARADAY AVENUE, SUITE 200
                          CARLSBAD, CALIFORNIA 92008
                                (760) 930-1500
                (Address, including Zip Code, Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                STEVEN A. JAYE                            WITH A COPY TO:
VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL          JEFFREY T. PERO, ESQ.
            SUNRISE MEDICAL INC.                         LATHAM & WATKINS
       2382 FARADAY AVENUE, SUITE 200           650 TOWN CENTER DRIVE, TWENTIETH FLOOR
         CARLSBAD, CALIFORNIA 92008                  COSTA MESA, CALIFORNIA 92626
                 (760) 930-1500                            (714) 540-1235

               (Name, Address, including Zip Code, and Telephone Number,
                       including Area Code, of Agent for Service)

                             --------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                             --------------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

---------------------------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                           PROPOSED      PROPOSED
                                                           MAXIMUM        MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF                AMOUNT TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED              REGISTERED     PER SHARE (1)    OFFERING     FEE (2)(3)
                                                                           PRICE
---------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR VALUE (3) (4)     4,493,960        $13-31/32    $62,775,004    $18,518.63
---------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR VALUE (3) (4)       506,040           --             --            --
---------------------------------------------------------------------------------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457(C) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE IS THE AVERAGE ($13-31/32) OF THE HIGH AND LOW SALES PRICE OF THE COMPANY'S COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON JANUARY 23, 1998 (WHICH WERE $14-5/16 AND $13-5/8, RESPECTIVELY).

(2) THE REGISTRANT PREVIOUSLY PAID $16,808.61 OF THIS FEE. THE BALANCE OF THE FEE IS BEING PAID CONCURRENTLY HEREWITH.

(3) PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, 506,040 OF THE 5,000,000 SHARES OF COMMON STOCK AND 506,040 OF THE 5,000,000 COMMON SHARE PURCHASE RIGHTS TO BE REGISTERED HEREUNDER ARE BEING CARRIED FORWARD TO THIS REGISTRATION STATEMENT FROM REGISTRATION STATEMENT NO. 33-81316. FEES WERE PREVIOUSLY PAID FOR THE REGISTRATION OF THE 506,040 SHARES OF COMMON STOCK AND 506,040 COMMON SHARE PURCHASE RIGHTS REGISTERED UNDER REGISTRATION STATEMENT NO. 33-81316, AND THEREFORE NO FEE IS BEING PAID HEREUNDER IN CONNECTION WITH SUCH SHARES AND PURCHASE RIGHTS.

(4) EACH SHARE OF COMMON STOCK BEING REGISTERED HEREUNDER, IF ISSUED PRIOR TO THE TERMINATION BY THE COMPANY OF ITS SHAREHOLDERS' RIGHTS AGREEMENT, WILL INCLUDE ONE COMMON SHARE PURCHASE RIGHT. PRIOR TO THE OCCURRENCE OF CERTAIN EVENTS, THE RIGHTS WILL NOT BE EXERCISABLE OR EVIDENCED SEPARATELY FROM THE COMMON STOCK.

                             --------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS INCLUDED
IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH RELATES TO REGISTRATION STATEMENT NO. 33-81316 PREVIOUSLY FILED BY THE COMPANY ON FORM S-4.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                               5,000,000 SHARES

                             SUNRISE MEDICAL INC.

                                 COMMON STOCK
                               ($1.00 PAR VALUE)

     This Prospectus relates to 5,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") of Sunrise Medical Inc., a Delaware corporation (the "Company"), that may be issued from time to time in connection with future business combinations, mergers and/or acquisitions. This Prospectus (as supplemented or amended from time to time) may be used from time to time by persons (and their transferees) who have received or will receive shares issued in acquisitions and mergers and who wish to offer and sell such shares in transactions in which they and any brokers through whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Such persons will not be entitled to use this Prospectus for any purposes until they shall have first obtained the written consent of the Company for such use, which consent may limit the number of such shares that may be offered and the period of time during which they may be offered. Sales by all such persons pursuant to this Prospectus may be made on the New York Stock Exchange (the "NYSE"), in the over-the-counter market or otherwise at market prices prevailing at the time of sale or at negotiated prices.

     The Common Stock is traded on the NYSE under the symbol "SMD". On February 23, 1998, the closing sale price of the Common Stock on the NYSE was $14-15/16 per share.

     The shares of Common Stock issued in connection with acquisitions may be resold by the recipients thereof. See "Securities Covered by this Prospectus" for information related to resales pursuant to this Prospectus of Common Stock issued pursuant to this Prospectus.

               -------------------------------------------------

            THE SECURITIES ISSUABLE PURSUANT TO THIS PROSPECTUS HAVE
               NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
                 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY  OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

               -------------------------------------------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 24, 1998.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act with respect to the shares of Common Stock covered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and exhibits to the Registration Statement. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission.

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, must file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its office in Washington, D.C. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the NYSE, and reports, proxy statements and other information concerning the Company may be inspected at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM TO THE COMPANY, AT 2382 FARADAY AVENUE, SUITE 200, CARLSBAD, CALIFORNIA 92008, ATTENTION: STEVEN A. JAYE, SECRETARY. TELEPHONE REQUESTS MAY BE DIRECTED TO (760) 930-1500. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

     There are incorporated herein by reference information contained in the following documents heretofore filed by the Company with the Commission:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 1997;

     (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 26, 1997 and December 27, 1997; and

     (c) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on June 29, 1992 and the description of the Company's Common Share Purchase Rights contained in the Company's registration statement on Form 8-A12B/A filed on May 16, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock covered hereby shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference).

                                  THE COMPANY

     The Company is a leader in the design and manufacture of medical products used in two attractive growth markets -- home healthcare and extended care. The Company's core product lines include custom manual and power wheelchairs and related seating systems; ambulatory, bathing and lifting products; home respiratory devices; healthcare beds and furniture; and therapeutic mattresses and other patient support surfaces.

     The Company manufactures its products in the United States, Mexico, the United Kingdom, Germany, France and Spain and distributes them through company-owned sales and distribution organizations in those countries as well as most of the rest of Europe, Canada and Australia. It also distributes through independent importers/distributors in more than 80 other countries. International sales accounted for 44% of total company revenues in the fiscal year ended June 27, 1997.

     Sunrise was founded in 1983 to take advantage of the shift of patients from hospitals to alternate site settings. The Company believes that a number of factors will contribute to continued worldwide growth in the
homecare and extended care markets, including:   (i) the aging of the
population; (ii) greater utilization of lower-cost, alternate-site treatment;
(iii) patient preference for home healthcare; (iv) advances in technology facilitating improved outpatient care; (v) greater emphasis on integrating the disabled into the community; and (vi) the increasing popularity of wheelchair sports and recreational activities among the disabled.

     The Company's long-term strategic objective, which it calls its "strategic intent," is to achieve global market leadership positions in homecare and extended care products. Sunrise is already one of the largest firms in its industry internationally and is a leader in most of its U.S. product markets as measured by industry sales. The Company seeks to achieve global market leadership through five growth strategies: (i) market focus;
(ii) product superiority; (iii) cost leadership; (iv) global expansion; and
(v) strategic acquisitions.

     In recent years government budgetary pressures and the rise of managed care organizations have dramatically changed the U.S. healthcare marketplace, causing homecare products to be viewed more generically and putting downward pressure on prices. Further, home medical equipment providers have been consolidating into a number of national chains and buying groups, who have used their new purchasing power to intensify this pressure. As these new industry realities have emerged, the Company has implemented a re-engineering consolidation program, which includes the consolidation of four institutional product divisions into the Continuing Care Group, the merger of five homecare divisions into the Home Healthcare Group and reorganization of the Company's European operations.

     The Company was incorporated in Delaware in January 1983. The Company's principal offices in the United States are located at 2382 Faraday Avenue, Suite 200, Carlsbad, California 92008 and its telephone number is (760) 930-1500. Unless the context otherwise requires, all references herein to the Company refer to Sunrise Medical Inc. and its consolidated subsidiaries.

                        SELECTED FINANCIAL INFORMATION

  The following selected consolidated financial information for the five fiscal years ended June 27, 1997 should be read in conjunction with, and is qualified by, the more detailed information and financial statements available as described under "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                                YEARS ENDED
                                                    -------------------------------------------------------------------
                                                    JUNE 27,       JUNE 28,       JUNE 30,       JULY 1,        JULY 2,
                                                     1997           1996           1995           1994           1993
                                                    --------       --------       --------       -------        -------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED CONSOLIDATED RESULTS OF OPERATIONS
   DATA:
   Net sales                                       $ 656,742      $ 667,130      $ 601,927      $ 466,942      $ 319,196
   Gross profit                                      213,681        220,625        205,651        166,947        115,317
   Marketing, selling and administrative
      expenses                                       144,695        159,109        134,511        102,776         67,269
   Research and development expenses                  16,506         15,544         13,937         11,029          7,388
   Corporate expenses                                 12,109          9,998          7,360          5,444          4,439
   Amortization of intangibles                         8,273          8,686          6,823          5,435          2,374
   Unusual Items                                          --         65,152             --             --             --
   Corporate operating income (loss)                  32,098        (37,864)        43,020         42,263         33,847
   Interest expense                                   14,774         16,687         10,358          6,078          4,252
   Income (loss) before taxes                         21,027        (52,460)        33,863         36,168         29,696
   Net income (loss)                               $  10,569      $ (40,867)     $  19,471      $  21,809      $  18,090
                                                   ---------      ---------      ---------      ---------      ---------
                                                   ---------      ---------      ---------      ---------      ---------
   Basic earnings (loss) per share                 $    0.55      $   (2.17)     $    1.06      $    1.23      $    1.26
                                                   ---------      ---------      ---------      ---------      ---------
                                                   ---------      ---------      ---------      ---------      ---------
   Weighted average shares outstanding(1)             19,075         18,810         18,289         17,714         14,336
                                                   ---------      ---------      ---------      ---------      ---------
                                                   ---------      ---------      ---------      ---------      ---------
   Diluted earnings (loss) per share               $    0.55      $   (2.17)     $    1.03      $    1.19      $    1.21
                                                   ---------      ---------      ---------      ---------      ---------
                                                   ---------      ---------      ---------      ---------      ---------
   Weighted average shares outstanding(2)             19,196         18,810         18,819         18,317         14,950
                                                   ---------      ---------      ---------      ---------      ---------
                                                   ---------      ---------      ---------      ---------      ---------
   SELECTED CONSOLIDATED BALANCE SHEET DATA:
   Working capital                                 $ 102,231      $ 104,991      $ 119,594      $ 101,479      $  92,049
   Total assets                                      610,549        620,416        604,743        471,667        284,031
   Long-term debt(3)                                 188,061        207,446        182,029        118,697         32,475
   Stockholders' equity(4)                         $ 279,420      $ 260,554      $ 299,493      $ 259,539      $ 194,723
                                                   ---------      ---------      ---------      ---------      ---------
                                                   ---------      ---------      ---------      ---------      ---------


-----------------------
(1) Weighted average number of shares outstanding for purposes of computing basic earnings (loss) per share.

(2) Weighted average number of shares outstanding for purposes of computing diluted earnings (loss) per share.

(3)  Excludes current installments of long-term debt.

(4) The Company did not declare cash dividends for the fiscal years 1993 through 1997.

                     SECURITIES COVERED BY THIS PROSPECTUS

     The shares of Common Stock covered by this Prospectus consist of 5,000,000 shares which may be issued or delivered from time to time in connection with future business combinations, acquisitions and/or mergers. The consideration for such combinations, acquisitions and mergers may consist of cash, assumption of liabilities, evidences of debt, Common Stock or a combination thereof. In general, the terms of such combinations, acquisitions and mergers will be determined by direct negotiations between representatives of the Company and the owners or principal executives of the companies or other entities to be so combined, acquired or merged, and the factors taken into account will include, among other things, the established quality of management, earning power, cash flow, growth potential, facilities and locations of the companies or other entities to be acquired or merged, and the market value of the Common Stock. It is anticipated that the shares of Common Stock issued or delivered in connection therewith will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the combination, acquisition or merger are tentatively agreed upon, or at or about the time or times such shares are issued or delivered.

     This Prospectus has been prepared for use by certain persons (and their transferees, donees and pledgees) who will receive shares of Common Stock issued in combinations, acquisitions and mergers and who may wish to offer such stock under circumstances requiring or making desirable the use of this Prospectus. None of the above described persons (including transferees, donees and pledgees) will be authorized to use this Prospectus for any given purpose without first obtaining the prior written consent of the Company. Such consent may be given subject to certain conditions, such as requiring that the offering be delayed pending an amendment or supplement to this Prospectus, that the offering be accomplished in an organized manner through securities dealers or that the offering be limited as to the number of shares which may be sold within a specific period of time.

     Persons who directly or indirectly control, are controlled by, or are under common control with, companies or other entities which are acquired by or merged or combined with the Company may be deemed to be engaged in a distribution of securities, and therefore underwriters of securities within the meaning of Section 2(11) of the Securities Act, if such persons offer or sell any shares of the Common Stock covered by this Prospectus other than in accordance with the provisions of paragraph (d) of Rule 145 under the Securities Act. Rule 145(d) provides that such persons will not be deemed to be underwriters if (a) among other things, (i) the Company has complied with certain reporting requirements of the Exchange Act, (ii) the amount of such shares sold falls within certain volume limitations, (iii) such shares are sold only in brokers' transactions within the meaning of Section 4(4) of the Securities Act or in a manner otherwise permitted by Rule 144 under the Securities Act, (iv) such persons do not solicit or arrange for the solicitation of orders to buy such shares in anticipation of or in connection with the sale thereof, and (v) such persons do not make any payments in connection with the offer or sale thereof to any persons other than the brokers executing the orders to sell such shares; (b) such persons are not affiliates of the Company and have been the beneficial owners of the Common Stock for at least one year, and the Company has complied with certain reporting requirements of the Exchange Act; or (c) such persons are not, and have not been for at least three months, affiliates of the Company and have been the beneficial owners of the Common Stock for at least two years.

     Persons who do not control, are not controlled by and are not under common control with companies or other entities which are acquired by or merged or combined with the Company or its subsidiaries generally will not be deemed to be engaged in a distribution of securities, and therefore will not be deemed to be underwriters of securities within the meaning of Section 2(11) of the Securities Act, if such persons offer or sell shares the Common Stock covered by this Prospectus other than in accordance with the provisions of paragraph (d) of Rule 145.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, Costa Mesa, California.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of June 27, 1997 and June 28, 1996 and for each of the years in the three-year period ended June 27, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 No person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                             ---------------------


                               TABLE OF CONTENTS

                                                                   Page

        Available Information                                        2

        Incorporation of Certain Information
         by Reference                                                2

        The Company                                                  3

        Selected Financial Information                               4

        Securities Covered by this Prospectus                        5

        Legal Matters                                                5

        Experts                                                      6

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                5,000,000 SHARES



                              SUNRISE MEDICAL INC.



                                  COMMON STOCK
                                ($1.00 PAR VALUE)





                                   ----------

                                   PROSPECTUS

                                   ----------



                                FEBRUARY 24, 1998




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Bylaws of the Company generally provide for indemnification of such persons to the fullest extent allowed by applicable law.

     The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 21.  EXHIBITS

  EXHIBIT
    NO.                      DESCRIPTION
  -------                    -----------

    4.1  --    Amended and Restated Shareholders' Rights Agreement dated
               May 16, 1997. (Incorporated herein by reference to the Company's Form 8-K dated May 16, 1997.)

    5.1  --    Opinion of Latham & Watkins regarding the legality of the
               issuance of the Company's Common Stock

    23.1 --    Consent of KPMG Peat Marwick LLP

    23.2 --    Consent of Latham & Watkins (contained in Exhibit 5.1)

    24.1 --    Power of Attorney (previously filed)

ITEM 22.  UNDERTAKINGS.

  (a)    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act:

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (c) The undersigned Registrant hereby undertakes as follows: (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on February 20, 1998.

                                       SUNRISE MEDICAL INC.


                                       By: /s/ R. H. Chandler
                                           -------------------------------------
                                           Richard H. Chandler, Chairman,
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 20, 1998.

Signature                               Title                       Dates

/s/ R. H. Chandler           Chairman, President and Chief     February 20, 1998
-------------------------    Executive Officer (Principal
Richard H. Chandler          Executive Officer)

/s/ Ted N. Tarbet*           Senior Vice President and Chief   February 20, 1998
-------------------------    Financial Officer (Principal
Ted N. Tarbet                Financial Officer)

/s/ John M. Radak*           Vice President and Controller     February 20, 1998
-------------------------    (Principal Accounting Officer)
John M. Radak

/s/ Lee A. Ault III*         Director                          February 20, 1998

-------------------------
Lee A. Ault III

/s/ Babette Heimbuch*        Director                          February 20, 1998
-------------------------
Babette Heimbuch

/s/ Murray H. Hutchison*     Director                          February 20, 1998
-------------------------
Murray H. Hutchison

/s/ William L. Pierpoint*    Director                          February 20, 1998
-------------------------
William L. Pierpoint

/s/ Joseph Stemler*          Director                          February 20, 1998
-------------------------
Joseph Stemler

/s/ J.R. Woodhull*           Director                          February 20, 1998
-------------------------
J. R. Woodhull

*By: /s/ R. H. Chandler
    ---------------------
     Richard H. Chandler
     Attorney-in-Fact

                                 EXHIBIT INDEX
  EXHIBIT
    NO.                           DESCRIPTION
  -------                         -----------

    4.1 Amended and Restated Shareholders' Rights Agreement dated May 16, 1997. (Incorporated herein by reference to the Company's Form 8-K dated May 16, 1997.)

    5.1 Opinion of Latham & Watkins regarding the legality of the issuance of the Company's Common Stock

    23.1       Consent of KPMG Peat Marwick LLP

    23.2       Consent of Latham & Watkins (contained in Exhibit 5.1)

    24.1       Power of Attorney (previously filed)